As filed with the Securities and Exchange Commission on August 27, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lazare Kaplan International Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-2728690
(I.R.S. Employer Identification No.)

19 West 44th Street, New York, NY 10036
(Address of Principal Executive Offices)(Zip Code)

2008 Long Term Incentive Plan
(Full title of the Plan)

William Moryto
Vice President and Chief Financial Officer
Lazare Kaplan International Inc.
19 West 44th Street
New York, NY 10036
(Name and Address of Agent For Service)

(212) 972-9700
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Frederick R. Cummings, Jr., Esq.
Warshaw Burstein Cohen Schlesinger & Kuh, LLP
555 Fifth Avenue
New York, New York 10017

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐   Accelerated Filer  ☐

Non-accelerated filer  ☒      Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
	Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price Per	Offering	Registration
to be Registered	Registered	Share(2)	Price(2)	Fee

Common Stock,
$1.00 par value	750,000(1)	$8.815	$ 6,611,250	$ 259.82

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers any additional shares of the Registrant’s common stock as may become issuable pursuant to the antidilution provisions of the Registrant's plan.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock as reported on The American Stock Exchange on August 25, 2008.

PART I
INCORPORATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

          As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

          Upon written or oral request, Lazare Kaplan International Inc. (the “Registrant”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement which are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to Controller, Lazare Kaplan International Inc., 19 West 44th Street, New York, NY 10036, telephone number (212) 972-9700.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The documents of the Registrant listed below are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2007;

(b)	The Registrant's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended May 31, 2007;

(c)	The Registrant's Quarterly Reports on Form 10-Q for each of the quarters ended August 31, 2007, November 30, 2007 and February 29, 2008, respectively;

(d)	The Registrant's definitive Proxy Statement in connection with the Registrant's 2007 Annual Meeting of Stockholders; and

(e)	The Registrant’s Current Reports on Form 8-K as filed with the Commission on each of November 15, 2007, February 7, 2008, February 19, 2008, March 11, 2008, and April 14, 2008.

(f)

The description of the Registrant's Common Stock set forth under Item 1 of the Registrant's Registration Statement on Form 8-A, as filed with the Commission on September 21, 1973, which incorporates by reference the description set forth in the Prospectus, contained in the Registrant's Registration Statement on Form S- 1 filed with the Commission on August 28, 1972 (File No. 2-45510), under the caption "Description of Common Stock."

          All documents subsequently filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

          Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

Item 4. Description of Securities.

                        Not applicable.

Item 5. Interests of Named Experts and Counsel.

          The legality of the securities offered hereby has been passed upon by Warshaw Burstein Cohen Schlesinger & Kuh, LLP. Lucien Burstein, of counsel to such firm, is a director and stockholder of the Registrant.

Item 6. Indemnification of Directors and Officers.

          The Delaware General Corporation Law and the Registrant's By-Laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. In addition, the By-Laws provide that the Registrant has the authority to obtain liability insurance. Furthermore, the personal liability of the directors is limited as provided in the Registrant's Certificate of Incorporation.

Item 7. Exemption From Registration Claimed.

          Not applicable.

Item 8. Exhibits.

4.1	The Registrant’s 2008 Long Term Incentive Plan

5.1	Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm for Lazare Kaplan International Inc.

23.2	Consent of KSI Shah & Associates

23.3	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm for Bellataire

23.4	Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

Item 9. Undertakings.

          (a)          The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27 day of August, 2008.

LAZARE KAPLAN INTERNATIONAL INC.
(Registrant)

By:	/s/ William Moryto
William Moryto, Vice President and
Chief Financial Officer

          Each person whose signature appears below constitutes and appoints William Moryto as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Maurice Tempelsman	August 27, 2008
Maurice Tempelsman, Chairman of the Board
(Principal Executive Officer)

/s/ Leon Tempelsman	August 27, 2008
Leon Tempelsman, Vice Chairman of the Board
and President
(Principal Executive Officer)

/s/ William Moryto	August 27, 2008
William Moryto, Vice President and
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Lucien Burstein	August 27, 2008
Lucien Burstein, Director

/s/ Richard Berenson	August 27, 2008
Richard Berenson, Director

/s/ Robert Del Genio	August 27, 2008
Robert Del Genio, Director

INDEX TO EXHIBITS

4.1	The Registrant’s 2008 Long-Term Incentive Plan

5.1	Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm for Lazare Kaplan International Inc.

23.2	Consent of KSI Shah & Associates

23.3	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm for Bellataire

23.4	Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)